Exhibit 10.1

EXECUTION COPY

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Seller,

and

DAIMLER TRUST LEASING LLC,
as Purchaser

FIRST-TIER SALE AGREEMENT

Dated as of April 1, 2017

TABLE OF CONTENTS

Page
ARTICLE ONE

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Capitalized Terms; Rules of Usage	1

ARTICLE TWO

SALE OF THE FIRST-TIER ASSETS

Section 2.01. Sale of the First-Tier Assets	3
Section 2.02. Closing; Further Assignments	3
Section 2.03. Intent; Savings Clause	3

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Purchaser	4
Section 3.02. Representations and Warranties of the Seller	5
Section 3.03. Survival of Representations and Warranties	7

ARTICLE FOUR

CONDITIONS

Section 4.01. Conditions to Obligation of the Purchaser	8
Section 4.02. Conditions to Obligation of the Seller	8
Section 4.03. Deemed Satisfaction of Conditions	8

ARTICLE FIVE

COVENANTS OF THE SELLER

Section 5.01. Protection of Right, Title and Interest to the First-Tier Assets	9
Section 5.02. Other Liens or Interests	10
Section 5.03. Indemnification	10

ARTICLE SIX

MISCELLANEOUS PROVISIONS

Section 6.01. Obligations of the Seller	12
Section 6.02. Amendment	12

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ii

This FIRST-TIER SALE AGREEMENT, dated as of April 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as seller (the “Seller”), and DAIMLER TRUST LEASING LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

RECITALS

WHEREAS, pursuant to the Second Amended and Restated Trust Agreement, dated as of April 1, 2008 (the “Titling Trust Agreement”), among MBFS USA, as titling trust administrator, Daimler Trust Holdings LLC, as initial beneficiary, and BNY Mellon Trust of Delaware (f/k/a BNYM (Delaware)) (f/k/a The Bank of New York (Delaware)), Daimler Trust, a Delaware statutory trust (the “Titling Trust”), was created to hold title to leases, vehicles and certain related assets (the “Titling Trust Assets”);

WHEREAS, MBFS USA, as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), the Titling Trust, Daimler Title Co., as collateral agent (the “Collateral Agent”), and U.S. Bank Trust National Association, as administrative agent, have entered into an Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009 (the “Basic Collateral Agency Agreement”), pursuant to which the Lender will make advances to the Titling Trust from time to time that the Titling Trust will use to acquire Titling Trust Assets;

WHEREAS, the parties to the Basic Collateral Agency Agreement have entered into the 2017-A Exchange Note Supplement, dated as of April 1, 2017 (the “2017-A Exchange Note Supplement”), pursuant to which an exchange note, having an aggregate initial outstanding principal balance of $2,232,241,333.50, bearing a fixed interest rate of 2.02% per annum and a stated maturity date of January 17, 2023 (the “2017-A Exchange Note”), was issued and delivered to the Lender;

WHEREAS, pursuant to the 2017-A Exchange Note Supplement, the Seller and the Titling Trust have also specified certain leases and vehicles to be allocated to a reference pool with respect to the 2017-A Exchange Note; and

WHEREAS, the parties hereto wish to enter into this Agreement pursuant to which the Seller will sell, transfer and assign the 2017-A Exchange Note and certain related property and rights to the Purchaser.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in Appendix 1 to the 2017-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency

Agreement.  Appendix 1 also contains rules as to usage applicable to this Agreement.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement:

“2017-A Servicing Supplement” means the 2017-A Servicing Supplement, dated as of April 1, 2017, to the Basic Servicing Agreement, among MBFS USA, as servicer and lender, Daimler Trust, as titling trust, and Daimler Title Co., as collateral agent.

“Basic Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of March 1, 2009, among MBFS USA, as lender and as servicer, Daimler Trust, as titling trust, and Daimler Title Co., as collateral agent.

ARTICLE TWO

SALE OF THE FIRST-TIER ASSETS

Section 2.01.  Sale of the First-Tier Assets.

(a)            Effective as of the 2017-A Closing Date, the Seller sells, transfers, assigns and otherwise conveys to the Purchaser, without recourse, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the 2017-A Exchange Note and all of the Seller’s rights under the 2017-A Basic Documents, including all monies paid thereon and all monies due thereon after the 2017-A Cutoff Date (collectively, the “First-Tier Assets”).

(b)            The Purchaser accepts the sales, transfers, assignments and conveyances made pursuant to Section 2.01(a) and pays to the Seller, as payment for the 2017-A Exchange Note, the “Exchange Note Purchase Price” which is equal to the net proceeds of the sale of the 2017-A ABS Notes.  The First-Tier Assets will become the property and rights of the Purchaser.

Section 2.02.  Closing; Further Assignments.

(a)            The sale, transfer, assignment and conveyance of the First-Tier Assets will take place on the 2017-A Closing Date concurrently with the closings under the Second-Tier Sale Agreement and the Indenture.

(b)            The Seller acknowledges that, pursuant to the (i) Second-Tier Sale Agreement, the Purchaser will sell, transfer, assign and convey the First-Tier Assets to the Issuer and assign its rights under this Agreement to the Issuer and (ii) the Indenture, the Issuer will assign and pledge the First-Tier Assets and certain other property and rights to the Indenture Trustee for the benefit of the 2017-A Secured Parties.  The Seller consents to such sale, transfer, assignments, pledge and conveyance.

(c)            The sale, transfer, assignment and conveyance of the First-Tier Assets pursuant to this Agreement is without recourse, and the Seller does not guarantee payment on the First-Tier Assets or collection of any Collateral Asset included in the 2017-A Reference Pool.

Section 2.03.  Intent; Savings Clause.  It is the intention of the parties hereto that (i) the sale pursuant to Section 2.01 constitute an absolute sale of the First-Tier Assets, including all monies paid thereon and all monies due thereon on or after the 2017-A Cutoff Date, conveying good title to the First-Tier Assets free and clear of any Lien other than Permitted Liens, from the Seller to the Purchaser and (ii) the First-Tier Assets not be a part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller.  If, notwithstanding the intention of the parties hereto, such sale is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale, the Seller grants, and the parties intend that the Seller grants, to the Purchaser a security interest in the First-Tier Assets and the performance by the Seller of the obligation by the Seller to pay to the Purchaser all amounts received with respect to the 2017-A Exchange Note, and in such event, this Agreement will constitute a security agreement under applicable law and the Purchaser will have all of the rights and remedies of a secured party and creditor under the UCC.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Seller as of the 2017-A Closing Date:

(a)           Organization and Good Standing; Qualification.  The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own or lease its properties and to conduct its activities as such properties are currently owned or leased and such activities are currently conducted.

(b)           Due Qualification.  The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement.

(c)           Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  The Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)           No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its limited liability company agreement, any material indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a party or by which the Purchaser is bound, (ii) result in the creation or imposition of any Lien upon any of the Purchaser’s properties pursuant to the terms of any such agreement or instrument (other than Permitted Liens or Liens contemplated by the 2017-A Basic Documents), (iii) violate the certificate of formation of the Purchaser or the limited liability company agreement of the Purchaser or (iv) violate or contravene any law or, to the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any Governmental Authority having jurisdiction over the Purchaser or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement.

(e)           No Proceedings.  There are no proceedings pending, or, to the Purchaser’s knowledge, threatened, and to the Purchaser’s knowledge there are no investigations pending or threatened, against or affecting the Purchaser or its property before any Governmental Authority (i) asserting the invalidity or unenforceability of the 2017-A Exchange Note, the 2017-A ABS Notes or this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

(f)            No Material Default.  Neither the Purchaser nor its affiliates is in material default under any agreement, contract, instrument, or indenture of any nature whatsoever to which the Purchaser or its affiliates is bound, and which default would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

(g)           No Consent.  No consent, approval, authorization, or order of any court or governmental agency or body is required under federal or state law for the execution, delivery, and performance by the Purchaser, or compliance by it with this Agreement or the consummation of the transactions contemplated hereby, or if required has been obtained or can be obtained prior to the execution of this Agreement.

Section 3.02.  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser as of the 2017-A Closing Date:

(a)           Organization and Good Standing; Qualification.  The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own or lease its properties and to conduct its activities as such properties are currently owned or leased and such activities are currently conducted.

(b)           Due Qualification.  The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under this Agreement.

(c)           Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)           No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its limited liability company agreement, any material indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a party or by which the Seller is bound, (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such agreement or instrument (other than Permitted Liens or Liens contemplated by the 2017-A Basic Documents to which the Seller is a party), (iii) violate the certificate of formation of the Seller or the limited liability company agreement of the Seller or (iv) violate or contravene any law or, to the Seller’s knowledge, any order rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations under this Agreement.

(e)           No Proceedings.  There are no proceedings pending, or, to the Seller’s knowledge, threatened, and to the Seller’s knowledge there are no investigations pending or threatened, against or affecting the Seller or its property before any Governmental Authority (i) asserting the invalidity or unenforceability of the 2017-A Exchange Note, the 2017-A ABS Notes or this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(f)            Ownership and Transfer of 2017-A Exchange Note. Immediately preceding its sale of the 2017-A Exchange Note to the Purchaser, the Seller was the owner of the 2017-A Exchange Note, free and clear of any claims, and after such sale of the 2017-A Exchange Note to the Purchaser, the Purchaser shall be entitled to all of the rights and benefits of a holder of the 2017-A Exchange Note under the Basic Collateral Agency Agreement and the 2017-A Exchange Note Supplement.

(g)           No Material Default.  Neither the Seller nor its affiliates is in material default under any agreement, contract, instrument, or indenture of any nature whatsoever to which the Seller or its affiliates is bound, and which default would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(h)           No Consent.  No consent, approval, authorization, or order of any court or governmental agency or body is required under federal or state law for the execution, delivery, and performance by the Seller, or compliance by it with this Agreement or the consummation of the transactions contemplated hereby, or if required has been obtained or can be obtained prior to the execution of this Agreement.

(i)            Ability to Perform.  The Seller does not have any reason or cause to believe that it cannot perform each and every covenant of such party contained in this Agreement.

(j)            Solvency; Fair Value.  Both before and after giving effect to the sale, transfer, assignment and conveyance of the First-Tier Assets pursuant to this Agreement, the Seller is solvent and the transfer of the 2017-A Exchange Note pursuant hereto is not being made with the intent to hinder, delay or defraud the creditors of the Seller or any affiliate thereof.  The Seller is receiving from the Purchaser reasonably equivalent value in exchange for the transfer of 2017-A Exchange Note.

(k)           Perfection Representations.  The Seller makes the representations and warranties set forth on Exhibit A.

Section 3.03.  Survival of Representations and Warranties.  The representations and warranties set forth in this Article shall survive the closing under Section 2.02, the sale of the First-Tier Assets by the Purchaser to the Issuer pursuant to the Second-Tier Sale Agreement, and the pledge of the First-Tier Assets by the Issuer to the Indenture Trustee.  Upon discovery by the Seller, the Purchaser or the Indenture Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

ARTICLE FOUR

CONDITIONS

Section 4.01.  Conditions to Obligation of the Purchaser.  The obligation of the Purchaser to accept the First-Tier Assets as set forth in Section 2.01 is subject to the satisfaction of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties of the Seller contained in Section 3.02 and in the other 2017-A Basic Documents will be true and correct on the 2017-A Closing Date, and the Seller will have performed on or prior to the 2017-A Closing Date all obligations to be performed by the Seller under this Agreement on or prior to the 2017-A Closing Date.

(b)           Delivery of 2017-A Exchange Note.  The Seller has delivered to the Purchaser the 2017-A Exchange Note, registered in the name of “Daimler Trust Leasing LLC” or its assignee or endorsed in blank by an effective endorsement.

(c)           Documents to be Delivered by the Seller.  On the 2017-A Closing Date, the Seller will deliver such other documents as the Purchaser may reasonably request.

(d)           Other Transactions.  The transactions contemplated by the 2017-A Basic Documents will be consummated on or prior to the 2017-A Closing Date.

Section 4.02.  Conditions to Obligation of the Seller.  The obligation of the Seller to sell the 2017-A Exchange Note to the Purchaser as set forth in Section 2.01 is subject to each representation and warranty of the Purchaser as set forth in Section 3.01 and the other 2017-A Basic Documents being true and correct on the 2017-A Closing Date, and each obligation to be performed by the Purchaser under this Agreement on or prior to the 2017-A Closing Date having been performed on or prior to the 2017-A Closing Date.

Section 4.03.  Deemed Satisfaction of Conditions.  Upon the transfer of the First-Tier Assets to, and the acceptance of the First-Tier Assets by, the Purchaser, all of the conditions set forth in this Article will be deemed to have been satisfied.

ARTICLE FIVE

COVENANTS OF THE SELLER

Section 5.01.  Protection of Right, Title and Interest to the First-Tier Assets.

(a)            Within ten days after the 2017-A Closing Date, the Seller, as debtor, will record and file, at its own expense, an initial financing statement in each jurisdiction in which such financing statement is required by Applicable Law, naming the Seller, as debtor, and the Purchaser, as secured party, in such manner as is necessary, under the laws of each such jurisdiction, to perfect the sale, transfer, assignment and conveyance of the First-Tier Assets to the Purchaser (to the extent that such sale, transfer, assignment and conveyance may be perfected by such filing).  The Seller will deliver to the Purchaser file-stamped copies of, or filing receipts for, any such document filed promptly upon such document becoming available following such filing.

(b)           The Seller will authorize and file such financing statements and cause to be authorized and filed such amendments and continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the First-Tier Assets and in the proceeds thereof.  The Seller will deliver to the Purchaser file-stamped copies of, or filing receipts for, any such document filed promptly upon such document becoming available following such filing.

(c)            The Seller authorizes the Purchaser to file any financing or continuation statements, and amendments to such statements, in all jurisdictions and with all filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable fully to preserve, maintain and protect the interest of the Purchaser in the First-Tier Assets and the proceeds thereof.  Such financing and continuation statements may describe the First-Tier Assets in any manner as the Purchaser may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Purchaser’s interest in the First-Tier Assets.  The Purchaser will deliver to the Seller file-stamped copies of, or filing receipts for, any such document filed promptly upon such document becoming available following such filing.

(d)            The Seller agrees to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Purchaser or by the Owner Trustee or the Indenture Trustee to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the First-Tier Assets for filing under the UCC of any applicable jurisdiction.

(e)            The Seller will give the Purchaser at least 30 days’ prior notice of any change in its jurisdiction of organization and will promptly file (and hereby authorizes the Purchaser and any assignee of the Purchaser hereunder to file) all amendments of any previously filed financing or continuation statement and any new financing statements as may be necessary to continue the perfection of the Purchaser’s interest in the First-Tier Assets.  The Seller will cause the Servicer to maintain its jurisdiction of organization (for purpose of Section 9-307 of the UCC) in only one state within the United States.

(f)             The Seller will not change its name, form of organization, or corporate structure in any manner that would or could make any financing statement or continuation statement filed by the Seller in accordance with Section 5.01(a) seriously misleading within the meaning of Section 9-506 of the UCC, unless it has given the Purchaser at least 30 days’ prior notice thereof and promptly files appropriate amendments to all previously filed financing statements or continuation statements.

Section 5.02.  Other Liens or Interests.  Except for the sales, transfers, assignments and conveyances under this Agreement, the Seller will not sell, contribute, pledge, assign, transfer or allow to be issued any First-Tier Asset to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller will defend the right, title, and interest of the Purchaser in, to and under the First-Tier Assets against all claims of third parties claiming through or under the Seller.  However, the Seller’s obligations under this Section with respect to the First-Tier Assets will terminate upon the payment in full of the 2017-A Exchange Note pursuant to the Basic Collateral Agency Agreement and the 2017-A Exchange Note Supplement.

Section 5.03.  Indemnification.  The Seller will be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and agrees to the following:

(a)           The Seller will indemnify, defend and hold harmless the Purchaser, and its officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or imposed upon the Purchaser through, the willful misconduct, negligence or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller’s obligations and duties under this Agreement.

(b)           Promptly upon receipt by the Purchaser, or any of its officers, directors, employees and agents, of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against it, the Purchaser will, if a claim in respect of such suit, action, claim, proceeding or investigation is to be made against the Seller under this Section, notify the Seller of the commencement of such suit, action, claim, proceeding or investigation.  The Seller may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement of such suit, action, claim, proceeding or investigation may be made without the approval of the Seller and the Purchaser, which approvals will not be unreasonably withheld or delayed.  The Seller’s obligations under this Section will include reasonable fees and expenses of counsel and expenses of litigation.  After notice from the Seller to the Purchaser of the Seller’s intention to assume the defense of such suit, action, claim, proceeding or investigation with counsel reasonably satisfactory to the Purchaser, and so long as the Seller so assumes the defense of such suit, action, claim, proceeding or investigation in a manner reasonably satisfactory to the Purchaser, the Seller will not be liable for any expenses of counsel to the Purchaser unless there is a conflict between the interests of the Seller and the Purchaser, in which case the Seller will pay for the separate counsel to the Purchaser.

(c)           If the Seller makes any indemnity payments pursuant to this Section and the Purchaser thereafter collects any of such amounts from others, the Purchaser will promptly repay such amounts to the Seller, without interest.

(d)           The indemnity obligations set forth in Section 5.03(a) will be in addition to any obligation that the Seller may otherwise have and will survive the termination of this Agreement.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

Section 6.01.  Obligations of the Seller.  The obligations of the Seller under this Agreement will not be affected by reason of any invalidity, illegality or irregularity of the 2017-A Exchange Note or any 2017-A Lease or 2017-A Vehicle allocated to the 2017-A Reference Pool.

Section 6.02.  Amendment.

(a)            This Agreement may be amended, supplemented or otherwise modified from time to time by a writing executed by the parties hereto, without the consent of any Securityholder, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add, change or eliminate any other provision with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, that, (i) the Seller shall have delivered to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer to the effect that such action will not materially adversely affect the interests of any Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment.

(b)            Each amendment, supplement or other modification of this Agreement other than those provided for in Section 6.02(a) requires the consent of the Majority Noteholders of the Controlling Class (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interests); provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the 2017-A Leases and 2017-A Vehicles or distributions that are required to be made for the benefit of the Securityholders, change the Interest Rate applicable to any class of Notes or the Required Reserve Amount for the 2017-A Reserve Account, without the consent of all holders of Notes then Outstanding or (ii) reduce the percentage of the Note Balance of the Notes or of the Controlling Class the consent of the Holders of which is required for any amendment to this Agreement without the consent of all Holders of Notes or of the Controlling Class then Outstanding.

(c)             It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d)            Promptly after the execution of any such amendment, the Seller shall furnish written notification of the substance of such amendment to the Owner Trustee, the Indenture Trustee and the Rating Agencies.

Section 6.03.  Waivers.  No failure or delay on the part of the Seller, the Purchaser, the Issuer or the Indenture Trustee in exercising any power, right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.04.   Costs and Expenses.  The Seller will pay all expenses incidental to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the First-Tier Assets and the other property and rights sold hereunder and the enforcement of any obligation of the Seller hereunder.

Section 6.05.  Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing, including e‑mail.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth below or at such other address or facsimile number as any party may designate by notice to the other parties.

(i)	In the case of the Seller:

Mercedes-Benz Financial Services USA LLC
36455 Corporate Drive
Farmington Hills, Michigan  48331
Attention:  Steven C. Poling
E-mail:  steven.c.poling@daimler.com
Facsimile:  (248) 991-6962

(ii)	In the case of the Purchaser:

Daimler Trust Leasing LLC
c/o Mercedes-Benz Financial Services USA LLC
36455 Corporate Drive
Farmington Hills, Michigan  48331
Attention:  Michelle D. Spreitzer
E-mail:  michelle.d.spreitzer@daimler.com
Facsimile:  (248) 991-6962

Section 6.06.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement or of the First-Tier Assets or the rights of the holders thereof.

Section 6.07.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Section 6.08.  Successors and Assigns.  All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, all as provided in this Agreement.  Any request, notice, direction, consent, waiver or other instrument or action by a party to this Agreement will bind the successors and assigns of such party.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 6.09.  No Petition.  Each of the Seller and the Purchaser covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Exchange Notes, Notes and other Securities it will not institute against, or join any Person in instituting against the Initial Beneficiary, the Titling Trust, the Transferor, the Issuer or the 2017-A Exchange Noteholder any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the 2017-A Exchange Note, any 2017-A Notes or any 2017-A Basic Document and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 6.10.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 6.11.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)             THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)            Each party to this Agreement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated by the 2017-A Basic Documents.  Each party to this Agreement irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 6.12.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER 2017-A BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY SUCH OTHER 2017-A BASIC DOCUMENT.

Section 6.13.  Limited Recourse.  The Seller and the Purchaser agree that any claim that the Seller or the Purchaser may seek to enforce against each other is limited to the First-Tier

Assets only and does not represent a claim against the assets of the Seller or the Purchaser as a whole or any assets other than the First-Tier Assets.

Section 6.14.  Each Exchange Note Separate; Assignees of Exchange Note. Each party hereto acknowledges and agrees (and each holder or pledgee of the 2017-A Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof acknowledges and agrees) that (i) the Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (a) the 2017-A Exchange Note or the related 2017-A Reference Pool shall be enforceable against such 2017-A Reference Pool only and not against any other Reference Pool or the Revolving Facility Pool and (b) any other Exchange Note, any other Reference Pool, or the Revolving Facility Pool shall be enforceable against such other Exchange Note, other Reference Pools, or the Revolving Facility Pool only, as applicable, and not against the 2017-A Exchange Note or any 2017-A Lease or 2017-A Vehicle included in the 2017-A Reference Pool, (iii) except to the extent required by law, the leases and the related leased vehicles included in the Revolving Facility Pool or leases and the related leased vehicles included in any other Reference Pool with respect to any other Exchange Note (other than the 2017-A Exchange Note transferred hereunder which is related to the 2017-A Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the 2017-A Exchange Note in respect of such claim, (iv) no creditor or holder of a claim relating to (a) the 2017-A Exchange Note or the related 2017-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any other Reference Pool, the Revolving Facility Pool or any other Exchange Note or the assets allocated thereto (except to the extent of amounts available to such Persons on a fully subordinated basis) and (b) any other Reference Pool, the Revolving Facility Pool or any other Exchange Note other than the 2017-A Exchange Note related to the 2017-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2017-A Reference Pool and (v) any purchaser, assignee or pledgee of an interest in the 2017-A Reference Pool or, the 2017-A Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (a) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement and (b) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool.

IN WITNESS WHEREOF, the parties hereto have caused this First-Tier Sale Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Seller

By:	/s/ Kenneth D. Casper
Name: Kenneth D. Casper
Title: Vice President

DAIMLER TRUST LEASING LLC, as Purchaser

By:	/s/ Kenneth D. Casper
Name: Kenneth D. Casper
Title: Vice President

First-Tier Sale Agreement

EXHIBIT A

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the First-Tier Sale Agreement, dated as of April 1, 2017 (the “First-Tier Sale Agreement”), between Mercedes-Benz Financial Services USA LLC, as seller (the “Seller”), and Daimler Trust Leasing LLC, as purchaser (the “Purchaser”), the Seller hereby further represents, warrants and covenants to the Purchaser as follows on the 2017-A Closing Date:

1.
The First-Tier Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 2017-A Exchange Note in favor of the Purchaser, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller.

2.	The 2017-A Exchange Note constitutes a “general intangible”, “instrument”, “certificated security”, or “tangible chattel paper”, within the meaning of the applicable UCC.

3.
The Seller owns and has good and marketable title to the 2017-A Exchange Note free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4.
The Seller has received all consents and approvals to the sale of the 2017-A Exchange Note under the First-Tier Sale Agreement to the Purchaser required by the terms of the 2017-A Exchange Note to the extent that it constitutes an instrument or a payment intangible.

5.
The Seller has received all consents and approvals required by the terms of the 2017-A Exchange Note, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Purchaser of its interest and rights in the 2017-A Exchange Note under the First-Tier Sale Agreement.

6.
The Seller has caused or will have caused, within ten days after the 2017-A Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 2017-A Exchange Note from the Seller to the Purchaser and the security interest in the 2017-A Exchange Note granted under the First-Tier Sale Agreement.

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7.
To the extent that the 2017-A Exchange Note constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Purchaser.

8.
Other than the transfer of the 2017-A Exchange Note from the Seller to the Purchaser under the First-Tier Sale Agreement and from the Purchaser to the Issuer under the Second-Tier Sale Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 2017-A Exchange Note.

9.
The Seller has not authorized the filing of, nor is aware of, any financing statements against the Seller that include a description of collateral covering the 2017-A Exchange Note other than any financing statement relating to any security interest granted pursuant to the 2017-A Basic Documents or that has been terminated.

10.
No instrument or tangible chattel paper that constitutes or evidences the 2017-A Exchange Note has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the First-Tier Sale Agreement.

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